Exhibit 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 1, 2026 (except Note 1, as to which the date is September 30, 2026), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-299633) and the related Prospectus of Anthropic, PBC for the registration of its Class A common stock.
/s/ Ernst & Young LLP
San Jose, California
November 10, 2026